                                                                    EXHIBIT 99.2

                                                                [EXECUTION COPY]













                         SELLING SHAREHOLDER'S AGREEMENT




                         dated as of September 24, 1997




                                 by and between




                                    VIAD CORP




                                       and




                                 GARY A. DACHIS

                                TABLE OF CONTENTS

                                   ARTICLE I.
                             ESCROW OF DACHIS SHARES

   Section 1.1. Escrow of Dachis Shares......................................1

                                   ARTICLE II.
                    REPRESENTATIONS AND WARRANTIES OF DACHIS

   Section 2.1. Authority....................................................2
   Section 2.2. Accuracy of Company's Representations........................2
   Section 2.3. Company Stock................................................2
   Section 2.4. Subsidiaries.................................................3
   Section 2.5. Authority; Non-Contravention; Approvals......................3
   Section 2.6. Reports and Financial Statements.............................4
   Section 2.7. Absence of Undisclosed Liabilities...........................4
   Section 2.8. Absence of Certain Changes or Events.........................5
   Section 2.9. Litigation...................................................5
   Section 2.10. Accuracy of Proxy Statement.................................5
   Section 2.11. No Violation of Law.........................................5
   Section 2.12. Compliance with Organizational Document.....................5
   Section 2.13. State Takeover Statutes.....................................6
   Section 2.14. Vote Required...............................................6
   Section 2.15. Intellectual Property.......................................6
   Section 2.16. Validity of Contracts.......................................6
   Section 2.17. Customers and Suppliers.....................................8
   Section 2.18. Indebtedness To and From Officers, Directors and Others.....8
   Section 2.19. Licenses and Permits........................................9
   Section 2.20. Taxes and Returns...........................................9
   Section 2.21. ERISA Related Matters......................................10
   Section 2.22. Labor and Employment Matters...............................12
   Section 2.23. Tax Free Structure.........................................13
   Section 2.24. No Breach..................................................13
   Section 2.25. Un-bank Agreements.........................................13
   Section 2.26. No Undisclosed Liabilities.................................13
   Section 2.27. Absence of Other Claims....................................13
   Section 2.28. No Violations of Environmental Law.........................13
   Section 2.29. No Tax Liabilities.........................................13
   Section 2.30. No Criminal Conduct........................................14
   Section 2.31. No Violations of Other Agreement...........................14
   Section 2.32. No Vendor Liabilities......................................14
   Section 2.33. Advisors and Investment Bankers............................14
   Section 2.34. Complete Disclosure........................................14
   Section 2.35. Complete Performance.......................................14


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                                  ARTICLE III.
                               CERTAIN AGREEMENTS

   Section 3.1. Agreement to Cooperate......................................14
   Section 3.2. Confidentiality.............................................15
   Section 3.3. Tax Treatment...............................................15
   Section 3.4. Pooling.....................................................15
   Section 3.5. Affiliates Agreements.......................................15
   Section 3.6. Comply With Merger Agreement................................15
   Section 3.7. Delivery of Certificate of Adequate Documentation...........15
   Section 3.8. Continuation of Indemnities:  No Circular Indemnities.......16

                                   ARTICLE IV.
                        TERMINATION, AMENDMENT AND WAIVER

   Section 4.1. Termination.................................................16
   Section 4.2. Effect of Termination or Abandonment........................16

                                   ARTICLE V.
                                 INDEMNIFICATION

   Section 5.1. Indemnification.............................................17
   Section 5.2. Participation in Litigation.................................17
   Section 5.3. Claims Procedure............................................17
   Section 5.4. Payment of Indemnified Losses...............................18
   Section 5.5. Limitations on Indemnity....................................18
   Section 5.6. Special Indemnification.....................................18
   Section 5.7. Manner of Payment...........................................19

                                   ARTICLE VI.
                               DISPUTE RESOLUTION

   Section 6.1. Representatives.............................................20
   Section 6.2.  Mediation..................................................20
   Section 6.3. Arbitration.................................................20

                                  ARTICLE VII.
                               GENERAL PROVISIONS

   Section 7.1. Definitions.................................................22
   Section 7.2. Amendment and Modification..................................22
   Section 7.3. Waiver......................................................22
   Section 7.4. Survival....................................................22
   Section 7.5. Notices.....................................................22
   Section 7.6. Binding Effect; Assignment..................................24
   Section 7.7. Expenses....................................................24
   Section 7.8. Governing Law...............................................24
   Section 7.9. Interpretation..............................................24
   Section 7.10. Entire Agreement...........................................24


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   Section 7.11. Severability...............................................24
   Section 7.12. Specific Performance.......................................25
   Section 7.13. Disclosure Schedules.......................................25
   Section 7.14. Counterparts...............................................25
   Section 7.15. Parties in Interest........................................25


   EXHIBIT A   FORM OF ESCROW AGREEMENT.....................................27

                         SELLING SHAREHOLDER'S AGREEMENT


            This SELLING SHAREHOLDER'S AGREEMENT, dated as of September 24, 1997 (this "Agreement"), is by and between VIAD CORP, a Delaware corporation ("Parent") and Gary A. Dachis, a significant shareholder of GAME FINANCIAL CORPORATION, a Minnesota corporation ("Company") (together with his successors and assigns, "Dachis"), solely in his capacity as a shareholder and not in his capacity as an officer or director of the Company.

                                    RECITALS:

            WHEREAS, the respective Boards of Directors of Parent and the Company have approved the merger ("Merger") of Game Acquisition Corp., a Minnesota corporation ("Acquisition Sub") with and into the Company pursuant to the terms and conditions set forth in the Agreement and Plan of Merger dated as of the date hereof, by and among Parent, Acquisition Sub and the Company ("Merger Agreement"); and

            WHEREAS, as a condition and inducement to Parent and Acquisition Sub entering into the Merger Agreement, concurrently with the execution and delivery of this Agreement, Dachis has agreed to enter into this Agreement and has agreed to and will enter into the Escrow Agreement, in substantially the form set forth in Exhibit A or another form reasonably satisfactory to each of the parties thereto ("Escrow Agreement"), by and among Parent, Dachis and the Escrow Agent (as defined therein) on or before the Closing Date (as defined in the Merger Agreement).

                                   AGREEMENT:

            NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, Parent and Dachis, intending to be legally bound hereby, agree as follows (capitalized terms used herein without definition shall have the meanings set forth in the Merger Agreement or, if not defined therein, the Escrow Agreement):

                                   ARTICLE I.

                             ESCROW OF DACHIS SHARES

      Section 1.1. Escrow of Dachis Shares. Pursuant to the terms of Section 3.6 of the Merger Agreement, and as security for the representations, warranties, covenants, indemnities and other obligations of Dachis to the Parent or the Surviving Corporation, at the Effective Time, Certificates that would otherwise have been issued to Dachis in the Merger pursuant to Section 3.1 of the Merger Agreement representing Parent Common Stock having an aggregate value (based upon the Viad Price) equal to the sum of the Maximum Indemnification Amount (as defined in Section 5.5(b)), and the Software Fee (as defined in Section 5.6) shall be deposited with and held in escrow by the Escrow Agent (the "Escrowed Shares"). All Escrowed Shares, together with the proceeds from the sale of any Escrowed Shares and any interest accrued from such proceeds from the Closing Date until its distribution in accordance with the terms of the Escrow Agreement, shall be payable into and held in escrow pursuant to the terms of the Escrow Agreement ("Escrowed Consideration"). Dachis may exercise any voting rights that he may have with respect to the Escrowed Shares during the Escrow Term and all dividends or other distributions (and interest accrued thereon) payable with respect to the Escrowed Shares while such Escrowed Shares are held in escrow during the Escrow Term shall be payable to Dachis.

                                   ARTICLE II.

                    REPRESENTATIONS AND WARRANTIES OF DACHIS

      Dachis represents and warrants to Parent and Surviving Corporation as follows:

      Section 2.1. Authority. Dachis has the requisite capacity, power and authority to enter into his Employment Agreement with the Company, the Irrevocable Proxy Agreement, the Escrow Agreement, the Affiliate Agreement and this Agreement and to consummate the transactions contemplated hereby and thereby. The Employment Agreement, the Irrevocable Proxy Agreement, the Escrow Agreement, the Affiliate Agreement and this Agreement have each been duly and validly executed and delivered by Dachis and, assuming the due authorization, execution and delivery of such agreements by Parent and Company, if applicable, constitute valid and legally binding agreements of Dachis enforceable against him in accordance with their respective terms, except to the extent that enforcement may be limited by the laws of bankruptcy or insolvency, or laws relating to creditor's rights generally.

      Section 2.2. Accuracy of Company's Representations. To the best knowledge of Dachis, the representations and warranties of the Company contained in the Merger Agreement are true and correct in all material respects on and as of the date of this Agreement and on and as of the Effective Time as if made on and as of such date, except as contemplated or permitted by this Agreement and except those which in the aggregate would not have a Company Material Adverse Effect or Parent Adverse Impact.

      Section 2.3. Company Stock. (a) The Company has 10,000,000 authorized shares of Common Stock, of which 4,522,522 shares are outstanding as of August 31, 1997, all of which are or shall be validly issued and are fully paid, nonassessable and free of preemptive rights and 1,000,000 shares of Preferred Stock, none of which have been issued or are outstanding. Except as set forth in
Section 4.2 of the Company Disclosure Schedule, as of the date hereof and as of the Closing Date, there are no outstanding stock appreciation rights, subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, or arrangements, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating the Company to issue, deliver, sell or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company or any Subsidiary of the Company to grant, extend or enter into any such agreement or commitment except pursuant to this Agreement. Except as set forth in the Stock Option Agreement or set forth in
Section 4.2 of the Company Disclosure Schedule, there are no commitments, understandings, restrictions or arrangements obligating the Company to purchase, redeem or acquire, or register under any securities law any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe to any shares of capital stock of the Company.

            (b) Except as set forth in Section 4.2 of the Company Disclosure Schedule, and except for any obligations in connection with this Agreement, there are not as of the date hereof and there will not be at the Closing Date, any stockholder agreement, voting trust or other agreements or understandings to which the Company or any of the Significant Shareholders of the Company are a party or to which any of them is bound relating directly or indirectly to any Company Common Stock or other capital stock. Except as stated in Section 4.2 of the Company Disclosure Schedule, there has not been, and there will not have been on the Closing Date, any change in the equity interest of the Common Stock or other capital stock of the Company since June 30, 1994. For purposes of this subsection, "any change in the equity interest of the Common Stock or other capital stock of the Company" includes but is not limited to: distributions to shareholders of any dividends; additional issuances, exchanges or retirements of stock;


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reacquisition of shares (treasury shares); grants, exercises, or cancellation of stock options; outstanding warrants; and spin-offs.

      Section 2.4. Subsidiaries. Each Subsidiary of the Company is set forth in
Section 4.3 of the Disclosure Schedule, is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company has never had a Subsidiary that is not listed in
Section 4.3 of the Company Disclosure Schedule as a Subsidiary of the Company. Except as set forth in Section 4.3 of the Company Disclosure Schedule, each of such Subsidiaries is qualified to do business, and is in good standing in the State(s) set forth in Section 4.2 of the Company Disclosure Schedule, and without limiting the foregoing, to the best knowledge of Dachis, is qualified to do business with the Native American Tribes set forth in Section 4.3 of the Company Disclosure Schedule. Any such Subsidiary does not lease or operate properties or otherwise conduct business in any other State or to the best knowledge of Dachis, with any Native American Tribe. Except as set forth in
Section 4.3 of the Disclosure Schedule, all of the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned directly or indirectly by the Company free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever. Each then existing Subsidiary of the Company is listed in Exhibit 21 to the Company 10-KSB. As of the date hereof and as of the Closing Date, there are no outstanding stock appreciation rights, subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights affecting any shares of capital stock of any Subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement. Section 4.3 of the Company's Disclosure Schedule sets forth a complete list of all corporations, partnerships, joint ventures and other business entities in which the Company or any of its Subsidiaries directly or indirectly owns an interest and such Subsidiaries' direct and indirect share, partnership or other ownership interest of each such entity.

      Section 2.5. Authority; Non-Contravention; Approvals. (a) The Company has full corporate power and authority to enter into the Merger Agreement and the Stock Option Agreement and subject to Company Stockholders' Approval and the Company Required Approvals, to consummate the transactions contemplated hereby. The execution, delivery and performance of the Merger Agreement and the Stock Option Agreement and the consummation by the Company of the transactions contemplated thereby have been duly authorized by the Company's Board of Directors, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of the Merger Agreement and the Stock Option Agreement and the consummation by the Company of the transactions contemplated hereby, except for receipt of the Company Stockholders' Approval and the obtaining of the Company Required Approvals. The Merger Agreement and the Stock Option Agreement have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Acquisition Sub, constitute valid and legally binding agreements of the Company enforceable against it in accordance with their respective terms, except to the extent that enforcement may be limited by the laws of bankruptcy or insolvency, or laws relating to creditors' remedies generally.

            (b) Except as set forth in Section 4.4 of the Company's Disclosure Schedule, the execution and delivery of the Merger Agreement and the Stock Option Agreement by the Company does not, and the consummation by the Company of the transactions contemplated thereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of


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any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or By-Laws of the Company or any of its Subsidiaries, (ii) subject to obtaining the Company Required Approvals and the receipt of the Company Stockholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (other than a Native American Authority), or to the best knowledge of Dachis, any Native American Authority, applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of its Subsidiaries is now a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have or may have a Company Material Adverse Effect or Parent Adverse Impact.

            (c) Except for the Company Required Approvals, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority (other than a Native American Authority), or, to the best knowledge of Dachis, any Native American Authority, is necessary for the execution and delivery of the Merger Agreement and the Option Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for such declarations, filings, registrations, notices, authorizations, consents or approvals the failure of which to make or obtain, as the case may be, will not, in the aggregate, have or may have a Company Material Adverse Effect or a Parent Adverse Impact.

      Section 2.6. Reports and Financial Statements. Since December 31, 1992, the Company and each of its Subsidiaries have filed all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by them under each of the Securities Act, the Exchange Act, applicable laws and regulations of the Company's and its Subsidiaries' jurisdictions of incorporation and the respective rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. The Company has delivered to Parent true and complete copies of its Company SEC Reports, and the Recent Company Financial Statements and will deliver copies of all Company Reports filed after the date hereof but before the Closing Date. As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company Financial Statements fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto), subject, in the case of the unaudited interim financial statements, to normal year end and audit adjustments and any other adjustments described therein.

      Section 2.7. Absence of Undisclosed Liabilities. Except as set forth in
Section 4.6 of the Company's Disclosure Schedule or in the Recent Company Reports, neither the Company nor any of its Subsidiaries had at December 31, 1996, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except liabilities, obligations or contingencies (a) which are accrued or reserved against in the Recent Company Financial Statements or reflected in the notes thereto or (b) which were incurred after December 31, 1996, and were incurred in the ordinary course of business and consistent with past practices and, in either case, except for any such


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liabilities, obligations or contingencies which (i) would not, in the aggregate, have a Company Material Adverse Effect or Parent Adverse Impact, (ii) have been discharged or paid in full prior to the date hereof; or (iii) would not be required to be disclosed in the Company Financial Statements or the notes thereto.

      Section 2.8. Absence of Certain Changes or Events. Except as set forth in
Section 4.7 of the Company's Disclosure Schedule or in the Recent Company Reports, since December 31, 1996, there has not been any material adverse change in the business, financial condition or the results of operations of the Company and its Subsidiaries, taken as a whole that would result in a Company Material Adverse Effect or Parent Adverse Impact and the Company and its Subsidiaries have in all material respects conducted their respective businesses in the ordinary course consistent with past practice.

      Section 2.9. Litigation. Except as disclosed in the Recent Company Reports, the Recent Company Financial Statements, or Section 4.8 of the Company's Disclosure Schedule, (a) there are no claims, suits, actions or proceedings pending or, to the knowledge of Dachis, threatened, nor to the knowledge of Dachis are there any investigations or reviews pending or threatened, against, relating to or affecting the Company or any of its Subsidiaries, which, if adversely determined, is reasonably likely to have a Company Material Adverse Effect; (b) there have not been any developments since December 31, 1996 with respect to such claims, suits, actions, proceedings, investigations or reviews which, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect; and (c) except as contemplated by the Company Required Approvals, neither the Company nor any of its Subsidiaries is subject to any judgment, decree, injunction, rule or order of any Governmental Authority, or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or is reasonably likely to have a Company Material Adverse Effect or Parent Adverse Impact.

      Section 2.10. Accuracy of Proxy Statement. The Proxy Statement which shall be included in the Registration Statement will not at the time of the mailing of the Proxy Statement and any amendment or supplement thereto (unless the same is corrected prior to the Company Stockholders' Meeting), and at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier filing with the SEC of such Proxy Statement or any amendment or supplement thereto or any earlier communication to stockholders of the Company with respect to the transactions contemplated by this Agreement. The Proxy Statement will comply as to form in all material respects with all Applicable Laws, including the provisions of the Exchange Act. Notwithstanding the foregoing, no representation is made by Dachis with respect to information supplied by Parent or Acquisition Sub or their representatives specifically for inclusion in the Proxy Statement.

      Section 2.11. No Violation of Law. Except as set forth in Section 4.10 of the Company's Disclosure Schedule or the Recent Company Reports, neither the Company nor any of its Subsidiaries has violated, is in violation of, or, to the knowledge of Dachis, is under investigation with respect to or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance, or judgment of any Governmental Authority, except for (a) any violations which in the aggregate would not have a Company Material Adverse Effect or Parent Adverse Impact and (b) subject to Section 2.19, any violations which arise solely from the failure by the Company or any of its Subsidiaries to obtain Company Approvals from any Native American Authority.

      Section 2.12. Compliance with Organizational Document. Except as disclosed in the Recent Company Reports, the Recent Company Financial Statements or
Section 4.11 of the Company's Disclosure Schedule, to the knowledge of Dachis, the Company and each of its Subsidiaries have not violated, are not


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
in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party (or both), could result in a default under the respective charters or By-laws of the Company or any of its Subsidiaries.

      Section 2.13. State Takeover Statutes. The Board of Directors of the Company has approved the Merger and any related transactions and the provisions of MCL Section 302A.671 will not prevent, and the provisions of MCL 302A.673 will not impair, impede or prevent, any transaction contemplated hereby, including the granting of the irrevocable proxy contemplated by the Irrevocable Proxy Agreement.

      Section 2.14. Vote Required. The affirmative vote of the holders of a majority of the outstanding Company Common Stock is the only vote of the holders of any class or series of Company capital stock necessary to approve the Merger or the other transactions contemplated herein.

      Section 2.15. Intellectual Property. Set forth on Section 4.14 of the Company Disclosure Schedule is a complete list of the Intellectual Property. Except as set forth in Section 4.14 of the Company Disclosure Schedule:

            (a) The Company or its Subsidiaries are the sole and exclusive owner of, or has the unrestricted right to use, any and all Intellectual Property, and all items of Intellectual Property are valid and subsisting and Section 4.14 of the Company Disclosure Schedule identifies the owner, licensor and licensee of each item of Intellectual Property, as applicable;

            (b) The conduct of the business and operations of the Company and its Subsidiaries and the ownership, manufacture, purchase, sale, licensing, use and performance of the products or services of the Company and its Subsidiaries do not contravene, conflict with, violate or infringe upon any patent, trademark, service mark, copyright or other intellectual property right of a third party and no proprietary information or trade secret has been misappropriated by the Company or any of its Subsidiaries from any third party. In addition, the use, licensing or sale by or to the Company as its Subsidiaries of any of the Intellectual Property does not require the acquiescence, agreement or consent of any third party;

            (c) To Dachis' knowledge, the Intellectual Property, and the Company's products and services are not subject to a challenge or claim of infringement, interference or unfair competition or other claim and the Intellectual Property, is not being infringed upon or violated by any third party;

            (d) With respect to any software included in the Intellectual Property, there is no Year 2000 Problem, and the software will create, store and generate output data related to or including dates on or after January 1, 2000, without errors or omissions;

            (e) Each item of software owned, used or licensed by the Company and its Subsidiaries is fully operative, sufficiently developed and is currently capable of performing its intended application(s) as described in Section 4.14 of the Company Disclosure Schedule; and

            (f) The Intellectual Property is sufficient, fit and adequate for the reasonably anticipated or intended future business and operations of the Company and its Subsidiaries.

      Section 2.16. Validity of Contracts. (a) Except for contracts, leases, commitments, plans, agreements and licenses, together with all amendments thereto, listed in Section 4.15(a) of the Company Disclosure Schedule (complete and accurate copies of which have been delivered to Parent) and the agreements entered into in connection with the Merger, the Company and its Subsidiaries are neither a party to nor subject to:


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
                  (i) any plan or contract providing for bonuses, pensions, options, stock purchases, profit sharing, severance or termination pay, collective bargaining or the like, or any contract or agreement with any labor union;

                  (ii) any employment contract or contract for services which requires the payment of $30,000 or more annually or which is not terminable within 30 days by the Company or any of its Subsidiaries without liability for any penalty or severance payment other than pursuant to the Company's severance policies existing on the date hereof;

                  (iii) any contract or agreement for the purchase of any commodity, material or equipment except purchase orders in the ordinary course for less than $50,000 each;

                  (iv) any other contracts or agreements creating any obligation of the Company or its Subsidiaries of $50,000 or more with respect to any such contract;

                  (v) any contract or agreement providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

                  (vi) any contract or agreement which by its terms does not terminate or is not terminable by the Company or its Subsidiaries or any successor or assign within six months after the date hereof without payment of a penalty of $50,000 or more;

                  (vii) any contract or agreement for the sale or lease of its products or services not made in the ordinary course of business;

                  (viii) any contract with any sales agent or distributor of products or services of the Company or any subsidiary;

                  (ix) any contract containing covenants limiting the freedom of the Company or its Subsidiary to compete in any line of business or with any person or entity;

                  (x) any contract or agreement for the purchase of any fixed asset for a price in excess of $50,000 whether or not such purchase is in the ordinary course of business;

                  (xi) any license agreement (as licensor or licensee);

                  (xii) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money and any related security agreement;

                  (xiii) any contract or agreement with any officer, employee, director or stockholder of the Company or any Subsidiary or with any persons or organizations controlled by or affiliated with any of them;

                  (xiv) any partnership, joint venture, or other similar contract, arrangement or agreement;

                  (xv) any registration rights agreements, warrants, warrant agreements or other rights to subscribe for securities, any voting agreements, voting trusts, shareholder agreements or other similar arrangements or any stock purchase or repurchase agreements or stock restriction agreements; or

                  (xvi) any other contract, written or oral, not described in subsections (i) - (xv) which is material to the business or operations of the Company.

            (b) All Contracts are valid and are in full force and effect and constitute legal, valid and binding obligations of the Company and its Subsidiaries and the other parties thereto, enforceable in accordance with their respective terms, except to the extent that enforcement may be limited by the laws of bankruptcy or insolvency or other laws relating to creditors' remedies generally. Neither the Company, its Subsidiaries, nor any other party to any Contract of the Company or a Subsidiary, is in default in complying with any provisions thereof, and no condition or event or facts exists which, with notice, lapse of time or both would constitute a default thereof on the part of either of the Company, or any Subsidiary or on the part of any other party thereto in any such case that could have a Company Material Adverse Effect.

            (c) Except as disclosed in Section 4.15(c) of the Company Disclosure Schedule, no Contract with a customer or supplier of the Company or its Subsidiaries provides, by its terms, for or permits the customer to terminate the Contract at will, for convenience, without cause, or upon a change of the ownership or control of the Company.

            (d) Except as disclosed in Section 4.15(d) of the Company Disclosure Schedule, no consent of any party to a Contract that is not a Native American Tribe is required in connection with the consummation of the transactions contemplated herein and in the Merger Agreement.

            (e) With respect to any Contracts to which a Native American Tribe is a party, to the best knowledge of Dachis, except as disclosed in Section 4.15(e) of the Company Disclosure Schedule, no consent of any Native American Tribe is required for the consummation of the transactions contemplated herein and in the Merger Agreement.

      Section 2.17. Customers and Suppliers. Section 4.16 of the Company Disclosure Schedule sets forth a true, complete and correct list of all customers from which the Company has received revenues of over $100,000 and the 10 largest suppliers of the Company and its Subsidiaries by volume of purchases, for each of the years ended December 31, 1994, 1995 and 1996 and for the six month period ended June 30, 1997. Except as set forth in Section 4.16 of the Company Disclosure Schedule, the Company and its Subsidiaries have not received any indication from any material supplier of the Company or any of its Subsidiaries to the effect that, and has no reason to believe that, such supplier will stop, or materially decrease the rate of, supplying materials, products or services to the Company or its Subsidiaries. Except as set forth in
Section 4.16 of the Company Disclosure Schedule, the Company and its Subsidiaries have not received any indication from any material customer of the Company or its Subsidiaries to the effect that, and has no reason to believe that, such customer will stop, or materially decrease the use of the services of the Company or any of its Subsidiaries.

      Section 2.18. Indebtedness To and From Officers, Directors and Others. Except as set forth in Section 4.17 of the Company Disclosure Schedule, (a) the Company and its Subsidiaries are not indebted to any shareholder, director, officer, employee or agent of the Company and its Subsidiaries except for amounts due as normal salaries, wages, overtime payments, employee benefits and bonuses and in reimbursement of ordinary expenses on a basis consistent with the past practices of the Company and (b) no shareholder, director, officer, employee or agent of the Company or any of its Subsidiaries is indebted to the Company or any of its Subsidiaries except for advances for ordinary business expenses on a basis consistent with the past practices of the Company.

      Section 2.19. Licenses and Permits. Section 4.18 of the Company Disclosure Schedule lists all Company Approvals required from any Governmental Authority (other than a Native American Authority) and to the best knowledge of Dachis, any Native American Authority in order for the Company and its Subsidiaries to conduct its business. The Company has obtained all Company Approvals (other than from Native American Authorities), which are valid and in full force and effect, and to the best knowledge of Dachis, the Company has obtained all Company Approvals from Native American Authorities and to the Company's knowledge, such approvals are in full force and effect, except where the lack of such Company Approvals would not have a Company Material Adverse Effect or Parent Adverse Impact. Except as disclosed in Section 4.18 of the Company Disclosure Schedule, none of the Company Approvals is subject to termination by their express terms as a result of the execution of this Agreement by the Company or the consummation of the Merger. No further Company Approvals (other than from Native American Authorities) and, to the best knowledge of Dachis, no further Company Approvals from any Native American Authority will be required in order to continue to conduct the business currently conducted by the Company subsequent to the Closing, except where the termination of such Company Approvals or the lack of such further Company Approvals would not have a Company Material Adverse Effect. Except as disclosed in Section 4.18 of the Company Disclosure Schedule or in any other schedule thereto, neither the Company nor any of its Subsidiaries is subject to nor bound by any agreement, judgment, decree or order which may have a Company Material Adverse Effect or Parent Adverse Impact.

      Section 2.20. Taxes and Returns. (a) Except as disclosed in Section 4.19(a) of the Company Disclosure Schedule, each Taxpayer has timely filed, or caused to be timely filed all Tax Returns required to be filed and all such returns were complete and accurate in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Company Financial Statements have been established or which are being contested in good faith. Except as set forth in Section 4.19(a) of the Company Disclosure Schedule, there are no claims or assessments pending against any Taxpayer for any alleged deficiency in any Tax, and no Taxpayer has been notified in writing of any proposed Tax liens, claims or assessments against any Taxpayer (other than in each case, claims or assessments for which adequate reserves in the Company Financial Statements have been established or which are being contested in good faith). Except as set forth in Section 4.19(a) of the Company Disclosure Schedule, no Taxpayer has any waivers or extensions of any applicable statute of limitations to assess any Taxes in excess of $10,000. Except as set forth in Section 4.19(a) of the Company Disclosure Schedule, there are no outstanding requests by any Taxpayer for any extension of time within which to file any material Tax Return or within which to pay any material amounts of Taxes shown to be due on any Tax Return.

            (b) To the best knowledge of Dachis, there are no liens for material amounts of Taxes on the assets of the Company or any of its Subsidiaries except for statutory liens for current Taxes not yet due and payable.

            (c) Other than as set forth on Section 4.19(c) of the Company Disclosure Schedule, there have been no audits and there are no ongoing audits of any Tax Returns or reports of any Tax filed by Taxpayer. There is set forth on Section 4.19(c) of the Company Disclosure Schedule a brief description of the status of all prior audits, all ongoing audits and all notifications of audits for any Taxpayer, and except as otherwise disclosed on such Section 4.19(c) of the Company Disclosure Schedule all deficiencies resulting from such audits have either been paid or adequately provided for in the Company Financial Statements.

            (d) Section 4.19(d) of the Company Disclosure Schedule sets forth all elections made by Taxpayer in the past five years that remain in effect for any Taxpayer with respect to Taxes. Except as set forth on Section 4.19(d) of the Company Disclosure Schedule, there are no ongoing audit adjustments of Taxes that will affect taxable periods subsequent to the audit.

            (e) Except as set forth in Section 4.19(e) of the Company Disclosure Schedule, (i) there has not been made with respect to any Taxpayer, or any property held by any Taxpayer, any consent under Section 341 of the Code (or any corresponding provisions of state, local or foreign income Tax Law), (ii) no property of any Taxpayer is "tax exempt use property" within the meaning of
Section 168(h) of the Code, and (iii) no Taxpayer is a party to any lease made pursuant to former Section 168(f)(8) of the Code.

            (f) Except as set forth in Section 4.19(f) of the Company Disclosure Schedule, no Taxpayer is party to any Tax sharing agreement or any other agreement with respect to Taxes.

            (g) Except as disclosed in Section 4.19(g) of the Company Disclosure Schedule, the charges, accruals and reserves on the books of the Company with respect to Taxes due and payable after the Closing Date have been presented in accordance with GAAP consistently applied.

            (h) Except as set forth in Section 4.19(h) of the Company Disclosure Schedule, no Taxpayer is a party to any joint venture, partnership, or other arrangement or contract that could be treated as a partnership for federal income tax purposes.

      Section 2.21. ERISA Related Matters. (a) Section 4.20 of the Company Disclosure Schedule sets forth a complete list of all Plans of the Company and its Subsidiaries.

            (b) The Company has delivered to Parent true, complete and correct copies, together with all amendments thereto, of (i) each Plan (other than certain union Plans listed in Section 4.20(b) of the Company Disclosure Schedule which cannot be obtained upon reasonable effort or, in the case of any unwritten Plans, descriptions thereof), (ii) the three most recent annual reports on Form 5500 filed with the IRS with respect to each Plan (if any such report was required), (iii) the most recent summary plan description for each Plan for which such a summary plan description is required, (iv) each trust agreement and group annuity contract relating to any Plan; (v) reasonable evidence of adoption for each Plan; and (vi) a complete copy of each IRS determination letter for each Plan for which such a letter was obtained. Neither the Company nor any corporation or trade or business (whether or not incorporated) which would be or was treated as a member of Controlled Group, is now sponsoring or contributing to or ever has sponsored or contributed to, prior to the Closing Date, any Plan subject to Title IV of ERISA.

            (c) Except as set forth in Section 4.20 of the Company Disclosure Schedule, there exists no liability in connection with any Plan that has been terminated and all procedures for termination of such plans have been properly followed.

            (d) Neither the Company nor any of its Subsidiaries or any of the Plans, or any trust created thereunder, or any trustee or administrator thereof, or any other "disqualified person" within the meaning of Section 4975(e)(2) of the Code, has engaged in a transaction in connection with which the Company or any such Subsidiaries or any trustee or administrator of the Plans or any such trust, or any other such "disqualified person," could be subject to either a liability or civil penalty assessed pursuant to Sections 409, 502(i) or 502(l) of ERISA or a tax imposed pursuant to Section 4975 through 4980 of the Code.

            (e) Except as described in Section 4.20(c) of the Company Disclosure Schedule, each of the Plans and any trust created thereunder has been operated and administered in accordance with its terms and in compliance with Applicable Laws, including but not limited to ERISA and the Code. There are no pending or threatened claims, action, audits, or examinations with respect to any of the Plans and any trust created thereunder by any Governmental Authority. There are no pending or threatened claims with respect to any of the Plans and any trust created thereunder, by any employee or former employee that participated in, currently participates in, or is or was eligible to participate in, or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

            (f) All contributions required to be made to each Plan have been timely made or accrued for on the Company Financial Statements. All account allocations required to have been made under each Plan and Applicable Law have been made.

            (g) None of the Plans or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Plans. No contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under
Section 302(f) of ERISA.

            (h) With respect to any Plan that provides welfare benefits as defined in Section 419(e) of the Code, except as disclosed in Section 4.20 of the Company Disclosure Schedule, no such Plan is unfunded or funded through a welfare benefits fund, as such term is defined in Section 419(e) of the Code.

            (i) With respect to any "welfare plan" (as defined in Section 3(1) of ERISA) which qualifies as a "group health plan" under Section 607(1) of ERISA and Section 4980B of the Code and related regulations (relating to the benefit continuation rights imposed by COBRA), the Company, and each of its Subsidiaries, such group health plan and the administrator of such group health plan have all complied, in all material respects, with all reporting, disclosure, notice, election and other benefit requirements imposed under COBRA, as and when applicable; and the Company has not incurred any direct or indirect liability, nor is the Company subject to any loss, assessment, excise tax penalty, loss of federal income tax deduction or other sanction arising on account of or in respect of any direct or indirect failure to comply with such COBRA requirements.

            (j) With respect to each Plan that is funded wholly or partially through an insurance policy, there will be no liability of the Company or its Subsidiaries as of the Closing Date that has not been either paid or reasonably estimated and reserved for in accordance with GAAP consistently applied.

            (k) Except as otherwise set forth in Section 4.20(k) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due from the Company under any Plan, (B) increase any benefits otherwise payable under any Plan, or (C) result in the acceleration of the time of payment or vesting of any such benefits.

            (l) The Company has not announced any plan or made any legally binding commitment to create additional benefits which are intended to cover employees or former employees of the Company or to make any amendment or modifications to any Plan that covers or has covered or is available to the Company employees or former employees other than as set forth in Section 4.20(l) of the

Company Disclosure Schedule or as required by Applicable Law. No payment under any Plan will not be deductible by the Company by reason of failure to comply with any provisions of the Code.

            (m) The Company does not, nor has it ever contributed to or participated in any Multiemployer Plan as defined in Section 3(37) of ERISA.

      Section 2.22. Labor and Employment Matters. (a) (a) Except as set forth in
Section 4.21(a) of the Company Disclosure Schedule, the Company and its Subsidiaries are and have been in compliance in all material respects with all Applicable Laws relating to employment and employment practices, terms and conditions of employment and wages and hours, and such laws respecting employment discrimination, equal opportunity, affirmative action, worker's compensation, occupational safety and health requirements and unemployment insurance and related matters, and is not engaged in and has not engaged in any unfair labor practice as defined under Applicable Laws.

            (b) The Company and its Subsidiaries are not delinquent or in arrears in payments to any of their respective employees or agents for any wages, salaries, commission, overtime payments, bonuses or other direct compensation for any services performed by them or benefits required to be provided or amounts required to be reimbursed to such officers, directors, employees or agents.

            (c) Except as set forth in Schedule 4.21(c), if the employment of any such officers, directors, employees or agents terminates for any reason, neither Company, Parent, Acquisition Sub nor the Surviving Corporation will, pursuant to any agreement in effect, or by reason of any act or omission by Company or any subsidiary before the Effective Time, be liable to any of such officers, directors, employees or agents for so-called "severance pay" or any other payments, benefits or damages.

            (d) Except as set forth in Section 4.21(d) of the Company Disclosure Schedule, there is no material controversy pending or, to the knowledge of Dachis, threatened between Company and its Subsidiaries, on the one hand and any of its employees or consultants or former employees or consultants, on the other hand.

            (e) Company and its Subsidiaries (i) have never been and are not now subject to a union organizing effort, (ii) are not subject to any collective bargaining agreement with respect to any of their respective employees, and
(iii) are not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization. Company and its Subsidiaries have good labor relations, and have no knowledge of any facts indicating that the consummation of the transactions contemplated hereby will have a Company Adverse Effect on such labor relations, and has no knowledge that any of their key employees intends to leave their employ.

            (f) Except as set forth in Schedule 4.21(f), Company and its Subsidiaries have no employment contracts or consulting agreements currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions). To the knowledge of Dachis, no employee of Company and its Subsidiaries is in violation of any term of any employment contract, patent disclosure statement, noncompetition agreement, or any other contract or agreement, or any restrictive covenant, relating to the right of any such employee to be employed thereby, or to use proprietary information of others, and the employment of such employees does not subject Company and its Subsidiaries to any claim by any other Person.

            (g) A list of all employees, officers and consultants of Company and its Subsidiaries and their current compensation is set forth on Section 4.21(g) of the Company Disclosure Schedule. Such list also describes any vested benefits, including, without limitation, vacation or sick pay, which each Person on such list is entitled to receive from Company.

      Section 2.23. Tax Free Structure. To the knowledge of Dachis (a) the Merger, together with the other transactions contemplated under this Agreement, shall qualify as a tax-free reorganization under the provisions of Section 368(a)(1)(B) of the Code, and (b) each of the Company and Dachis has not taken any action, or failed to take any action that would make the Merger ineligible as a tax-free reorganization.

      Section 2.24. No Breach. The Company and its Subsidiaries are not in breach of any agreement, covenant, representation, warranty, or other obligation of Company made or incurred under or pursuant to the Merger Agreement or any document delivered pursuant thereto.

      Section 2.25. Un-bank Agreements. All agreements or arrangements between the Company and Un-bank Company LLP are on terms no less advantageous to the Company than could be secured from an unaffiliated third party in a transaction negotiated at arm's-length. The Company has made no material payments to Un-bank Company LLP or any of its principals or members in connection with or arising from any business between the Company and Un-bank Company LLP.

      Section 2.26. No Undisclosed Liabilities. There exists no basis for assertion against the Company (or any Party whom the Company would be required to indemnify) and the Company has no liability for any claim against the Company or any of its Affiliates in connection with the business of the Company and any of its Subsidiaries conducted prior to the Closing Date (including claims for injury, property or economic damage or any product or strict liability claim arising from the design, sale or distribution of or exposure to any product or component thereof or the provision of any service by the Company or any Subsidiary), other than claims specifically identified in the Merger Agreement.

      Section 2.27. Absence of Other Claims. There exists no basis for assertion against the Company (or any party whom the Company would be required to indemnify) and the Company has no liability for any claim of the type described in Sections 10.1(c), (d), (e), (f), (g), (i) or (k) of the Merger Agreement.

      Section 2.28. No Violations of Environmental Law. The Company has not violated and will have no liability under any Environmental Law (including remediation expenses), including any such liability arising out of the conduct of the Company or any of its Subsidiaries prior to the Closing Date which is imposed upon Parent or the Surviving Corporation; whether or not disclosed or required to be disclosed on the Company Disclosure Schedule. There will be no presence of any real property owned, used or leased by the Company or in the improvements thereon at or prior to the Closing Date, including without limitation on the soil, sub-soil and groundwater, of "hazardous substances," "hazardous waste," "hazardous constituents" and "solid waste" (as those terms are defined in any applicable U.S. federal, state or local or foreign statute, regulation, ordinance or requirement of any kind) in any quantity.

      Section 2.29. No Tax Liabilities. The Company does not have any liabilities for Taxes of others, including, but not limited to the Company or any Affiliate (for example, by reason of transferee liability or application of Treas. Reg. Section 1.1502-6), damage or Indemnified Loss payable with respect to Taxes claimed or assessed against the Company (a) for any taxable period ending on or before the Effective Time or as a result of transactions contemplated under the Merger Agreement (including any Section 338(h)(10) election) or (b) for any taxable period as a result of a breach of any of the representations or warranties contained in Section 4.19 of the Merger Agreement.

      Section 2.30. No Criminal Conduct. To the knowledge of Dachis, neither the Company or any of its Subsidiaries have engaged in any criminal misconduct, whether or not disclosed or required to be disclosed on the Company Disclosure Schedule.

      Section 2.31. No Violations of Other Agreement. There has been, and as of the Effective Time, there will be no breach of any agreement, covenant, representation, warranty or other obligation by Dachis under the Irrevocable Proxy Agreement, the Affiliate Agreement, the Escrow Agreement or this Agreement.

      Section 2.32. No Vendor Liabilities. There are and as of the Effective Time there will be no losses arising out of any joint liability due to affiliations, partnerships, joint ventures, associations or other similar business arrangements, whether by contract or operation of law in which Company or Dachis participated prior to the Closing Date.

      Section 2.33. Advisors and Investment Bankers. Except for the Company's investment banking firm, Ladenburg Thalmann & Co. Inc., whose advisory fee arrangement has been disclosed to Parent prior to the date hereof, no broker, advisor, finder or investment banker is entitled to any brokerage, advisor's, finder's or other fee or commission in connection with the Merger or the transactions contemplated by the Merger Agreement based upon arrangements made by or on behalf of the Company.

      Section 2.34. Complete Disclosure. Neither the Merger Agreement, the Stock Option Agreement, the Irrevocable Proxy Agreement, the Escrow Agreement or this Agreement, nor any of the certificates or documents required to be delivered by Company and/or Dachis to Parent under the Merger Agreement as a condition to closing, taken together, contains a statement of a material fact that is untrue in any material respect, or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading in any material respect.

      Section 2.35. Complete Performance. To the best knowledge of Dachis, the Company has performed and as of the Effective Time shall have performed, in all material respects, all agreements and obligations of the Company contained in the Merger Agreement and the Stock Option Agreement required to be performed by them on or prior to the Effective Time.

                                  ARTICLE III.

                               CERTAIN AGREEMENTS

      Section 3.1. Agreement to Cooperate. (a) Subject to the terms and conditions provided in this Agreement and Applicable Law, Dachis shall use all reasonable efforts to take, or cause to be taken, all action to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate and make effective the transactions contemplated by the Merger Agreement, including causing the Company to use its reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals and SEC "no-action" letters (including, but not limited to, required approvals under applicable Minnesota state laws and regulations), to effect all necessary registrations and filings (including, but not limited to, filings under the HSR Act) and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible).

            (b) In connection with any filings under the HSR Act, (i) in the event that Dachis determines that a filing by Dachis (as an acquiring person) under the HSR Act is necessary, Dachis shall promptly make all such necessary filings at his sole expense, or (ii) in the event that Dachis determines that such a filing by Dachis under the HSR Act is not necessary, Dachis shall represent and warrant to Parent in writing in a form reasonably satisfactory to Parent at the Closing Date that no filing is required under Title II of the HSR Act with respect to Dachis' acquisition of shares of Parent Common Stock in connection with the Merger and shall provide an opinion from Fredrikson & Byron, P.A., counsel to Dachis stating that Dachis was not and is not required to file under Title II of the HSR Act with respect to the shares of Parent Common Stock to be acquired by Dachis in the Merger.

      Section 3.2. Confidentiality. Unless (a) otherwise expressly provided in this Agreement, (b) required by Applicable Law or any listing agreement with, or the rules and regulations of, any applicable securities exchange or the NASD,
(c) necessary to secure any required Consents as to which the other party has been advised, or (d) consented to in writing by Parent, any information or documents furnished in connection herewith shall be kept strictly confidential by Dachis and his agents and assigns. Prior to any disclosure pursuant to the preceding sentence, Dachis' shall consult with Parent regarding the nature and extent of the disclosure. Nothing contained herein shall preclude disclosures to the extent necessary to comply with accounting, SEC and other disclosure obligations imposed by Applicable Law. In the event the Merger is not consummated, Dachis shall return to Parent any documents furnished by the other and all copies thereof any of them may have made (or destroy all such documents and certify as to the complete destruction of such documents) and will hold in absolute confidence any information obtained from Parent except to the extent
(i) Dachis is required to disclose such information by Applicable Law or such disclosure is necessary in connection with the pursuit or defense of a claim,
(ii) such information was known by Dachis prior to such disclosure or was thereafter developed or obtained by Dachis independent of such disclosure, or
(iii) such information is or becomes generally available to the public or is otherwise no longer confidential. Prior to any disclosure of information pursuant to the exception in clause (i) of the preceding sentence, Dachis shall so notify Parent which provided the same in order that such party may seek a protective order or other appropriate remedy should it choose to do so.

      Section 3.3. Tax Treatment. Dachis will use his reasonable best efforts to cause the Merger to qualify as a tax-free reorganization under the provisions of
Section 368(a)(1)(B) of the Code and Dachis shall not knowingly take any action or knowingly fail to take such action that would jeopardize the treatment of the Merger as a tax-free reorganization.

      Section 3.4. Pooling. From and after the date hereof, Dachis shall not knowingly take any action, or knowingly fail to take any action, that would jeopardize the treatment of the Merger as a pooling of interests for accounting, reporting and tax purposes.

      Section 3.5. Affiliates Agreements. Dachis shall enter into, and Dachis shall use his best efforts to ensure that each person who is or may be an "affiliate" of Company within the meaning of Rule 145 promulgated under the Securities Act including the Trust, shall enter into the Affiliate Agreements.

      Section 3.6. Comply With Merger Agreement. Dachis shall use best efforts to cause the Company and its Subsidiaries to comply with the terms and conditions of the Merger Agreement and the Stock Option Agreement.

      Section 3.7. Delivery of Certificate of Adequate Documentation. On or before the date which is eleven (11) months from the date hereof, Dachis shall cause Parent and Surviving Corporation to receive from Cambridge Technology or another software consultant reasonably acceptable to Parent and Dachis ("Consultant") a certificate in form and substance reasonably satisfactory to Parent, to the effect that documentation has been prepared and appropriate procedures are in place to allow the Company's software and systems existing as of the Effective Time to be used and modified in the ordinary course of business and without undue expense by any third party that is reasonably knowledgeable regarding systems and software of a similar nature ("Certificate of Adequate Documentation"). Parent will promptly cause Consultant to provide to the Company and Dachis a complete written list of the documents and procedures which, if completed, will cause Consultant to issue such a certificate.

      Section 3.8. Continuation of Indemnities: No Circular Indemnities. The right to indemnification, if any, from the Company of Dachis as an officer or director of the Company pursuant to the Company Charter Documents or under any Applicable Law, shall survive the Effective Date; provided, however, that subject to Applicable Law, (a) no indemnification shall be available to Dachis from the Company, Parent, the Surviving Corporation or Acquisition Sub for any claim or matter for which any Indemnified Party would be entitled to receive indemnification under Article V of this Agreement, and (b) no indemnification shall be available to Dachis for any claim or matter if, with regard to the subject matter thereof, the Company, the Parent, the Surviving Corporation or the Acquisition Sub prevails upon a claim (at law or in equity) against that officer or director. For purposes of the foregoing, the Company, the Parent, the Surviving Corporation or the Acquisition Sub, as the case may be, shall be considered to have "prevailed upon a claim" only if: (x) a final order resolving such claim in favor of the Company, the Parent, the Surviving Corporation or the Acquisition Sub, as the case may be, shall be issued by a court, administrative body or other tribunal of competent jurisdiction, unless such final order is subsequently overturned on appeal; or (y) Dachis enters into an agreement with the Company, the Parent, the Surviving Corporation or the Acquisition Sub, as the case may be, for the purpose of resolving such claim and therein agrees that the Company, the Parent, the Surviving Corporation or the Acquisition Sub, as the case may be, has prevailed upon such claim for purposes of this Section 3.8. Notwithstanding the foregoing, Dachis may pursue such rights as he may have under the insurance policy described in Section 7.12 of the Merger Agreement.

                                   ARTICLE IV.

                        TERMINATION, AMENDMENT AND WAIVER

      Section 4.1. Termination. This Agreement may be terminated at any time prior to the Effective Time whether before or after approval of the Merger by the Shareholders of the Company or the Acquisition Sub:

            (a) by mutual written consent of Parent and Dachis;

            (b) by Parent upon termination of the Merger Agreement by Parent in accordance with the terms of Article 9 of the Merger Agreement; and/or

            (c) by Dachis upon termination of the Merger Agreement by the Company in accordance with the terms of Article 9 of the Merger Agreement.

      Section 4.2. Effect of Termination or Abandonment. Nothing contained in this Agreement shall relieve any party from any liability for any inaccuracy, misrepresentation or breach of this Agreement, the Affiliate Agreements, the Merger Agreement, the Stock Option Agreement or the Irrevocable Proxy Agreement prior to termination.

                                   ARTICLE V.

                                 INDEMNIFICATION

      Section 5.1. Indemnification. Dachis (the "Indemnifying Party") shall indemnify, defend and hold harmless Parent, Acquisition Sub, Surviving Corporation, any corporation affiliated with Parent, and any director, officer, stockholder, employee or agent of any of them (each, an "Indemnified Party") from and against all Indemnified Loss which may be sustained, suffered or incurred by an Indemnified Party to the extent resulting or arising in any way from (regardless of any investigation or inquiry by the Parent at any time, provided, that an Indemnified Party shall not be entitled to indemnification under this Agreement with respect to the breach of any representation or warranty of Dachis, if the Parent had Actual Knowledge of the existence and scope of such breach):

            (a) The breach of any agreement, covenant, representation, warranty, or other obligation of Dachis made or incurred under or pursuant to this Agreement, the Irrevocable Proxy Agreement, the Escrow Agreement, the Affiliate Agreement or any other agreement or document delivered pursuant thereto or in connection herewith; and/or

            (b) The liability of the Company, the Surviving Corporation or any of its Subsidiaries for its own Taxes or its liability, if any, for Taxes of others, but not limited to the Company or any Affiliate (for example, by reason of transferee liability or application of Treas. Reg. Section 1.1502-6), damage or Indemnified Losses payable with respect to Taxes claimed or assessed against the Company (i) for any taxable period ending on or before the Effective Time or as a result of the Merger and the other transactions contemplated therein (including any Section 338(h)(10) election) or (ii) for any taxable period resulting from a breach of any of the representations or warranties contained in
Section 4.19 of the Merger Agreement.

      Section 5.2. Participation in Litigation. In the event any suit or other proceeding is initiated against an Indemnified Party with respect to which Parent alleges Dachis is or may be obligated to indemnify an Indemnified Party hereunder, Dachis shall be entitled to participate in such suit or proceeding, at its expense and by counsel of its choosing, provided that (a) such counsel is reasonably satisfactory to Parent, and (b) Parent shall retain primary control over such suit or proceeding. Such counsel shall be afforded access to all information pertinent to the suit or proceeding in question. Parent shall not settle or otherwise compromise any such suit or proceeding without the prior written consent of Dachis, which consent shall not be unreasonably withheld or delayed, if the effect of such settlement or compromise would be to impose liability on Dachis hereunder.

      Section 5.3. Claims Procedure. In the event from time to time Parent believes that it or any other Indemnified Party has or will suffer any Indemnified Loss for which Dachis is obligated to indemnify it hereunder ("Indemnified Event"), it shall promptly notify Dachis in writing of the matter, specifying therein the reason why Parent believes that Dachis is or will be obligated to indemnify, the amount, if liquidated, to be indemnified, and the basis on which Parent has calculated such amount; if not yet liquidated, the notice shall so state. The failure of the Indemnified Party to give such notification shall not affect the indemnification provided in this Agreement. The Indemnified Party need not seek, and has sole and unfettered discretion in seeking, indemnification from any other Person (including, without limitation, the Company or the Surviving Corporation) before or while seeking indemnification from the Indemnifying Party in accordance with the terms of this Agreement, and nothing herein shall create a duty to seek indemnification from any other Person. An Indemnified Party may not seek indemnification under this
Article V for any amounts that the Indemnified Party has actually received under any insurance policy, unless such recovery is sought pursuant to the subrogation rights of the insurer. Any Indemnified Party may in its sole and exclusive discretion determine whether or not it will seek insurance payments/coverage under such policy. The Indemnified Party shall retain sole and unfettered discretion to submit a claim seeking coverage under a policy of insurance and nothing herein shall create a duty to submit any such claim.

      Section 5.4. Payment of Indemnified Losses. (a) Dachis shall pay all Indemnified Loss of any Indemnified Party within ten (10) days of receipt of notice from that Indemnified Party of an Indemnified Loss in accordance with
Section 5.7, unless Dachis has given a notice of dispute of the Indemnified Loss to the Indemnified Party and the Escrow Agent, in which case the claim for Indemnified Loss shall be subject to resolution in accordance with the provisions of Article VI of this Agreement. In the event any payment for an Indemnified Loss is made after the tenth day, it shall bear interest from (and including) the date due (but excluding the date of payment), at an interest rate equal to five percent (5%) above the Prime Rate in effect on the date such payment became due, but in no event to exceed the maximum interest rate permitted under Applicable Laws; provided, however, that no such payment shall be due so long as it is the subject of a bona fide, reasonable contest or so long as the delay is solely due to the administrative timing requirements of making a distribution of the Escrowed Consideration in accordance with the terms of the Escrow Agreement.

            (b) Dachis may at any time during the Escrow Term elect to sell any of the Escrowed Shares and notify Escrow Agent of his election to sell such shares in accordance with the terms of the Escrow Agreement, provided, that the proceeds from the sale of any such shares (together with any interest accrued thereon) shall remain in escrow as part of the Escrowed Consideration and distributed in accordance with Section 5.7 and the Escrow Agreement.

      Section 5.5. Limitations on Indemnity. (a) Notwithstanding anything to the contrary herein (except as set forth in Section 5.5(c) and Section 5.6), Dachis shall have no obligation to indemnify any Indemnified Party from, against or in respect of any Indemnified Loss unless the aggregate of all Indemnified Losses incurred by all Indemnified Parties exceeds $500,000, in which case Dachis shall be required to indemnify such Indemnified Parties for the full amount of their losses, without deduction.

            (b) Notwithstanding anything to the contrary contained in this Agreement (except as set forth in Section 5.5(c)), in the Merger Agreement or Escrow Agreement, the obligations of Dachis to all Indemnified Parties for any and all Indemnified Loss shall not in any event exceed, in the aggregate, Four Million Five Hundred Thousand Dollars ($4,500,000) (the "Maximum Indemnification Amount"), provided, however, that the Maximum Indemnification Amount shall not apply to any claim of indemnification based upon (i) Section 5.6 of this Agreement; (ii) a breach or inaccuracy of Section 2.20 (Taxes and Returns) of this Agreement; (iii) a breach of Dachis' Employment Agreement; or (iv) a breach of Dachis' Affiliate Agreement; and, provided further, that the Maximum Indemnification Amount shall not apply to, and nothing in this Agreement shall limit, the liability of Dachis to any Indemnified Party for any claim asserted at law or in equity for fraud, intentional or willful misrepresentation or other willful misconduct or any claim based upon any federal or state securities laws or regulations.

            (c) None of the limitations in this Section 5.5 shall apply to any matter giving rise to a claim which, the delay or the discovery of which, is the consequence of fraud or willful misconduct by Dachis.

      Section 5.6. Special Indemnification. (a) In the event that a Certificate of Adequate Documentation is not provided to Parent and Surviving Corporation in accordance with Section 3.7 on or before the date which is eleven (11) months from the date hereof, Dachis shall promptly, but in no event later than two Business Days after the date which is eleven (11) months from the date hereof, pay to Surviving Corporation $500,000 ("Software Fee") in accordance with Section 5.7, to defray any expenses that the Surviving Corporation or the Parent may incur to produce the necessary documentation and install appropriate procedures for the Surviving Corporation's software and systems and certain losses incurred in connection with the absence of appropriate documentation and procedures. Payment of such Software Fee shall not operate to reduce the amount available to any Indemnified Party pursuant to the indemnification provision of Sections 5.4 or 5.5.

      Section 5.7. Manner of Payment. In order to preserve the "pooling of interests" treatment for the Merger as anticipated by the Merger Agreement, all Indemnified Losses (whether to be paid pursuant to agreement by Dachis and the Parent or pursuant to an Award in accordance with Article VI) and the Software Fee to be paid pursuant to Section 5.6 shall be payable in the following order and manner and in the event that Escrowed Consideration is to be disbursed, the parties hereto should instruct the Escrow Agent in accordance with this Section:

            (a) first, if a sufficient number of Escrowed Shares are available to satisfy the Indemnified Loss or the Software Fee, as applicable, through the surrender to Parent for cancellation of that number of Certificates representing Parent Common Stock equal to (x) the total amount of the Indemnified Loss or the Software Fee divided by (y) the Viad Price, regardless of the fair market value of the Parent Common Stock on the date of payment;

            (b) second, if a sufficient number of Escrowed Shares are not available, but sufficient Escrowed Consideration from the sale of such Escrowed Shares is available to satisfy the Indemnified Loss or the Software Fee, as applicable, through the distribution to Parent of such Escrowed Consideration in lieu of such Escrowed Shares equal to the product of (A) the balance of the total amount of the Indemnified Loss or the Software Fee, as applicable, not paid with Escrowed Shares divided by the Viad Price, by (B) the price per share at which the Parent Common Stock (net of commissions) was sold by Dachis or the Escrow Agent, together with any interest accrued on the proceeds of any sale;

            (c) third, if a sufficient number of Escrowed Shares or adequate Escrowed Consideration to satisfy the Indemnified Loss or the Software Fee, as applicable, is not available, and Dachis is the beneficial owner of any shares of Parent Common Stock, with the surrender for cancellation of certificates representing that number of shares of Parent Common Stock held by Dachis equal to the balance of the total amount of the Indemnified Loss or the Software Fee, as applicable, not paid with Escrowed Consideration, calculating the number of shares in accordance with Section 5.7(a); and

            (d) fourth, if adequate Escrowed Consideration to satisfy the Indemnified Loss or the Software Fee, as applicable, is not available and Dachis is not the beneficial owner of a sufficient number of shares of Parent Common Stock to satisfy the Indemnified Loss or the Software Fee, as applicable, through the payment of cash by wire transfer of immediately available funds to an account designated by Parent of an amount equal to the balance of the Indemnified Loss or the Software Fee, as applicable, not paid with Escrowed Consideration or with shares of Parent Common Stock.

                                   ARTICLE VI.

                               DISPUTE RESOLUTION

      Section 6.1. Representatives. (a) Subject to Section 6.1(b), if any dispute arises under or relates to this Agreement, at the written request of either party each party will appoint a designated representative (the "Representative") to meet for the purpose of resolving the dispute. The Representatives will meet at a mutually agreeable place within 10 days after either party makes a written request to the other for such a meeting. The Representatives will honor reasonable requests to exchange information related to the dispute and will make an effort to negotiate a resolution to the dispute. Negotiations shall continue until the dispute is resolved or until either party informs the other in writing that negotiations will not result in a mutually acceptable resolution and a mediator should be appointed.

            (b) The parties hereto agree that the circumstances in which disputes between them will not be subject to the provisions of this Article VI is where (i) there is an alleged breach of any provision of this Agreement relating to Intellectual Property, confidentiality or nondisclosure, or (ii) a party makes a good faith determination that a breach of the terms of this Agreement by the other party is such that irreparable harm to such party may result from the breach such that equitable or other relief in the form of a temporary restraining order or other immediate injunctive relief is the only adequate remedy, or (iii) the determination of the satisfaction of the conditions to the obligations of Parent and Acquisition Sub as set forth in
Section 8.3 of the Merger Agreement. The question of damages, if any, incurred by such party as a result of such breach will be resolved pursuant to the dispute resolution procedures set forth in this Article VI.

      Section 6.2. Mediation. In the event that the dispute is not resolved under Section 6.1, the dispute shall be submitted to nonbinding mediation (the "Mediation"). The parties shall appoint a mutually agreeable neutral mediator (the "Mediator"). If the parties are unable to agree on a Mediator within 10 days after the mediation is requested, either party may refer the matter to the office of the AAA for the limited purpose of having AAA provide a panel of seven names from which the parties will select a Mediator. If the parties are unable to agree on a person on the panel, the parties shall alternately strike names from the panel until one name is left on the panel. A coin toss will determine which party is entitled to strike the first name. Except as otherwise provided in this Agreement or as the parties may agree otherwise at the time of the Mediation, the Mediation shall be conducted pursuant to the Commercial Mediation Rules of the AAA, as amended from time to time. The Mediation shall be conducted within 30 days after the appointment of the Mediator. The parties shall share equally the cost of the Mediation, including, but not limited to, fees of the Mediator, the cost, if any, of obtaining a location for the Mediation and any filing fee. If during the Mediation the parties reach a settlement of all or any of their disputes they shall reduce the settlement to the form of a written settlement agreement which shall be binding upon the parties. The Mediation may be terminated only after both parties have participated in the Mediation and are unable to agree on a settlement. Mediation discussions or opinions of the Mediator are confidential and may not be relied upon, referred to or introduced as evidence in any subsequent arbitration or other proceeding.

      Section 6.3. Arbitration. (a) In the event the dispute is not resolved under Section 6.2, the parties agree that the dispute shall be resolved by a private arbitration conducted by an arbitrator (the "Arbitrator"). Within 10 days after the termination of such negotiations pursuant to Section 6.2, the parties shall agree upon one arbitrator, selected from a permanent panel of no fewer than fifteen names agreed upon by the parties (the "Permanent Panel"). The parties shall select the arbitrator from the Permanent Panel by alternately striking names until only one name remains on the Permanent Panel. A toss of a coin will determine which party is to strike the first name. Neither party may choose as its arbitrator the person who was its Representative under
Section 6.2 of this Agreement or any person who participated in the Mediation or any person who is an officer, director or employee of either party or any affiliated entity of either party, or a person who has a direct or indirect personal or financial interest in the outcome of the arbitration.

            (b) The Arbitrator shall set a hearing date for an arbitration (the "Hearing") within 90 days from the date the Arbitrator is selected, unless otherwise agreed by the parties, or unless otherwise ordered by the Arbitrator at the request of either party.

            (c) Unless otherwise agreed, within 15 days before the Hearing each party shall submit to the Arbitrator with a copy to the other party a list of all witnesses and exhibits which it intends to present at the Hearing.

            (d) No later than 10 days before the scheduled Hearing, each party shall provide to the Arbitrator a short (not to exceed five single-spaced pages or such other page limit as the Arbitrator permits) a statement of its position with regard to the dispute.

            (e) At the Hearing, each party shall, unless it waives the opportunity, make an oral opening statement, and an oral closing statement.

            (f) The Arbitrator shall not be strictly bound by rules of procedure or rules of evidence, but shall use the Federal Rules of Evidence as a guideline in conducting the Hearing.

            (g) When testimony is complete and each party has introduced its exhibits, subject to the provisions of this Agreement, and each party has made a closing statement pursuant the provisions of this Agreement or waived the opportunity to do so, the Arbitrator shall declare the Hearing closed; provided, however, the parties may submit post-hearing briefs pursuant to an agreed upon schedule or one formulated by the Arbitrator.

            (h) The Hearing shall be held at a location agreed upon by the parties and convenient for the Arbitrator, or if the parties cannot agree upon a location, at a location designated by the Arbitrator.

            (i) The Hearing shall be conducted in private. Attendance at the Hearing shall be limited to the following: (i) the Arbitrator; (ii) representatives of each party; (iii) each party's attorneys and attorneys' assistants or advisors, if any, including expert witnesses, if any; (iv) a court reporter if requested by either party; and (v) any witnesses. The Arbitrator may sequester witnesses upon the motion of a party.

            (j) Within 30 days of the close of the Hearing or submission of the post-hearing briefs, the Arbitrator shall issue a written opinion and award (the "Award"), based on evidence, arguments and post-hearing briefs, if any. The Award shall be a decision of the Arbitrator, shall resolve the parties' dispute, and shall be final and binding on the parties. The fact that an opinion is issued does not enlarge or restrict the authority of a court provided in the Arbitration Act to review the arbitration proceedings or the Award. The Arbitrator shall have the Award delivered to each Party.

            (k) Except as otherwise provided in this Agreement, there shall be no ex parte communication regarding the subject matter of the Hearing between a party or its attorneys and the Arbitrator from the time the Arbitrator is appointed until after the parties receive the Award.

            (l) The parties may agree to submit the dispute to the Arbitrator without a Hearing, in which event the Arbitrator will render and deliver to the parties a written opinion and Award within 30 days of being notified that the parties waive the Hearing.

            (m) Notwithstanding any other provision of this Agreement, the Arbitrator shall have no power to delete from, add to, nor modify the terms of this Agreement, and may not award any remedy which effectively conflicts directly or indirectly with any provision of this Agreement.

            (n) The arbitration shall be governed by the laws of the State of Minnesota, including without limitation the provisions of the Minnesota Uniform Arbitration Act, except as otherwise provided in this Agreement.

            (o) The parties shall share equally the costs and expenses of the arbitration, including, but not limited to, filing fees, fees of the arbitrators and costs, if any, of obtaining a location for the arbitration. Each party shall bear its own witness and expert fees, and copying and travel expenses. Each party shall bear its own attorney fees relating to the dispute.

                                  ARTICLE VII.

                               GENERAL PROVISIONS

      Section 7.1. Definitions. Capitalized terms used in this Agreement without definition herein shall have the meaning set forth in the Merger Agreement.

      Section 7.2. Amendment and Modification. To the extent permitted by Applicable Law, this Agreement may be amended, modified or supplemented only by a written agreement between Dachis and Parent.

      Section 7.3. Waiver. Any failure of Dachis or Parent to comply with any obligation, covenant, agreement or condition herein may be waived by Parent, or Dachis on the other hand, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 7.3.

      Section 7.4. Survival. (a) Subject to Section 7.4(b), the representations, warranties, covenants and agreements of Dachis contained herein or in any certificates or other documents delivered prior to or at the Closing shall survive the Closing.

            (b) Subject to Section 5.5(c), the representations and warranties of Dachis set forth in this Agreement shall survive for a period of one year following the Closing Date, except for the representations and warranties relating to the non-filing of any Tax Returns or the non-payment of any Taxes to any Governmental Authority, in which case, such representations and warranties shall survive until the expiration of the applicable statute of limitations.

      Section 7.5. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next business day when sent by overnight courier or on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice).

            (a)   If to Acquisition Sub or Parent, to:

                  Viad Corp
                  1850 North Central Avenue
                  Phoenix, Arizona  85077
                  Attn:  Peter Novak, Esq.
                  Telephone:  (602) 207-5913
                  Facsimile:  (602) 207-5480

                  with a copy to:

                  Travelers Express Company, Inc.
                  1550 Utica Avenue South, Mail Stop 8060
                  Minneapolis, Minnesota  55416
                  Attn:  Michael Berry
                  Telephone:  (612) 591-3820
                  Facsimile:  (612) 591-3870

                  and to:

                  Bryan Cave LLP
                  2800 North Central Avenue
                  Phoenix, Arizona  85253
                  Attn:  Frank M. Placenti, Esq.
                  Telephone:  (602) 280-8451
                  Facsimile:  (602) 266-5938

            (b)   If to Dachis, to:

                  Game Financial Corporation
                  P.O. Box 26000
                  Minneapolis, Minn.  55426
                  Attn:  Gary A. Dachis
                  Telephone:  (612) 404-6580
                  Facsimile:  (612) 476-8051

                  with a copy to:

                  Ravich, Meyer, Wilson, Kirkman, McGrath & Nauman, PA 4595 IDS Center
                  Minneapolis, Minn.  55402
                  Attn:  Paul H. Ravich, Esq.
                  Telephone:  (612) 332-8511
                  Facsimile:  (612) 332-8302
                  and to:

                  Fredrikson & Byron, P.A.
                  1100 International Centre
                  900 Second Avenue South
                  Minneapolis, Minn.  55402-3397
                  Attn: Howard G. Stacker, Esq.
                  Telephone:  (612) 347-7000
                  Facsimile:  (612) 347-7072

      Section 7.6. Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto prior to the Effective Time without the prior written consent of the other party hereto, except that Parent may assign to any other direct subsidiary of Parent, including Travelers Express Company, Inc. and Surviving Corporation, any and all rights, interests and obligations of Parent under this Agreement.

      Section 7.7. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

      Section 7.8. Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the internal laws of, the State of Minnesota.

      Section 7.9. Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

      Section 7.10. Entire Agreement. This Agreement and the documents or instruments referred to herein including, but not limited to, the Merger Agreement, the Employment Agreement between Dachis and the Company, the Irrevocable Proxy Agreement, the Escrow Agreement and the Stock Option Agreement and their respective Exhibits and Schedules, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained thereof. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

      Section 7.11. Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction.

      Section 7.12. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties further agree that each party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

      Section 7.13. Disclosure Schedules. Dachis and Parent acknowledge that the Schedules to this Agreement and the Company Disclosure Schedule (a) relate to certain matters concerning the disclosures required and transactions contemplated by this Agreement, (b) are qualified in their entirety by reference to specific provisions of this Agreement, (c) are not intended to constitute and shall not be construed as indicating that such matter is required to be disclosed, nor shall such disclosure be construed as an admission that such information is material with respect to Company or Parent, as the case may be, except to the extent required by this Agreement, and (d) disclosure of the information contained in one section of the Company or Parent Disclosure Schedule shall not be deemed as proper disclosure for all sections of Company or Parent Disclosure Schedule, as the case may be, unless specific cross-reference citations are made.

      Section 7.14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

      Section 7.15. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and the Surviving Corporation (which is hereby declared to be a third party beneficiary of this Agreement) and nothing in this Agreement or on any instrument or document executed by any party in connection with the transactions contemplated hereby, express or implied, is intended to confer upon any other person other than the Surviving Corporation any rights or remedies of any nature whatsoever under this Agreement.







                           [Intentionally left blank.]

            IN WITNESS WHEREOF, Parent and Dachis have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                    VIAD CORP
                                    A Delaware Corporation



                                    By: /s/ Philip W. Milne
                                       ----------------------------
                                       Name:  Philip W. Milne
                                       Title: President and CEO of
                                              Travelers Express Company, Inc.


                                    /s/ Gary A. Dachis
                                    -------------------------------
                                    Gary A. Dachis


ACKNOWLEDGED AND ACCEPTED:

GAME FINANCIAL CORPORATION



By: /s/ Gary A. Dachis
   --------------------------------------
    Gary A. Dachis

Its: President
    -------------------------------------

                                    EXHIBIT A

                            FORM OF ESCROW AGREEMENT

                                                                       EXHIBIT A








                                ESCROW AGREEMENT




                        dated as of _______________, 1997




                                  by and among




                                   VIAD CORP,




                                 GARY A. DACHIS




                                       and




             STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.
                                 as Escrow Agent

                                TABLE OF CONTENTS


                                   ARTICLE I.
                             ESCROW OF DACHIS SHARES

   Section 1.1. Escrow of Dachis Shares......................................1
   Section 1.2. Appointment of Escrow Agent..................................2
   Section 1.3. Distribution of the Escrowed Consideration...................2
   Section 1.4. Concerning the Escrow Agent..................................2
   Section 1.5. Fees.........................................................3
   Section 1.6. Resignation..................................................3
   Section 1.7. Duties.......................................................3
   Section 1.8. Indemnification..............................................3
   Section 1.9. Cash Payments; Distribution of Escrowed Consideration........3

                                   ARTICLE II.
                        DISBURSEMENTS AND DETERMINATIONS

   Section 2.1. Claims Procedure.............................................4
   Section 2.2. Escrow Termination Date......................................4

                                  ARTICLE III.
                               GENERAL PROVISIONS

   Section 3.1. Definitions..................................................5
   Section 3.2. Amendment and Modification...................................5
   Section 3.3. Waiver.......................................................5
   Section 3.4. Survival.....................................................5
   Section 3.5. Notices......................................................5
   Section 3.6. Binding Effect; Assignment...................................7
   Section 3.7. Expenses.....................................................7
   Section 3.8. Governing Law................................................7
   Section 3.9. Interpretation...............................................7
   Section 3.10. Entire Agreement............................................8
   Section 3.11. Severability................................................8
   Section 3.12. Specific Performance........................................8
   Section 3.13. Counterparts................................................8
   Section 3.14. Parties in Interest.........................................8

Schedule 1  Additional Terms and Conditions of Escrow

                                ESCROW AGREEMENT



            This ESCROW AGREEMENT, dated as of _______________, 1997 (as amended from time to time, "Agreement"), is by and among VIAD CORP, a Delaware corporation ("Parent"), Gary A. Dachis, a significant shareholder of Game Financial Corporation, a Minnesota corporation ("Company"), solely in his capacity as a shareholder and not in his capacity as an officer or director of the Company, (together with his successors and assigns, "Dachis"), and State Street Bank and Trust Company of California, N.A., as Escrow Agent ("Escrow Agent").

                                    RECITALS:

            WHEREAS, the respective Boards of Directors of the Parent and the Company have approved the merger ("Merger") of the Company with and into Game Acquisition Corp., a Minnesota corporation ("Acquisition Sub") pursuant to the terms and conditions set forth in the Agreement and Plan of Merger dated as of the date hereof, by and among Parent, Acquisition Sub and the Company ("Merger Agreement");

            WHEREAS, as a condition and inducement to Parent and Acquisition Sub entering into the Merger Agreement, concurrently with the execution and delivery of this Agreement, Dachis has agreed to enter into the Selling Shareholder's Agreement which requires Dachis to deposit into escrow the Escrowed Consideration (as defined below); and

            WHEREAS, the parties wish to establish the terms and conditions upon which the Escrow Agent will accept and hold the Escrowed Consideration and the terms under which the Escrowed Consideration will be disbursed to the parties, all as set forth below.

                                   AGREEMENT:

            NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, Parent and Dachis, intending to be legally bound hereby, agree as follows;

                                   ARTICLE I.

                             ESCROW OF DACHIS SHARES

      Section 1.1. Escrow of Dachis Shares.

            (a) Pursuant to the terms of Section 3.6 of the Merger Agreement and
Section 1.1 of the Selling Shareholder's Agreement, and as security for the representations, warranties, covenants, indemnification and other obligations of Dachis under the Selling Shareholder's Agreement, at the Effective Time, certificates registered in the name of Dachis (in each case accompanied by a blank stock power properly executed by Dachis) that would have otherwise been issued to Dachis in accordance with the procedures of Section 3.1 of the Merger Agreement representing Parent Common Stock having an aggregate value (based upon the Viad Price) equal to the sum of the Maximum Indemnification Amount and the Software Fee, shall be deposited with and held in escrow by the Escrow Agent ("Escrowed Shares"). The Escrow

Agent need not confirm the calculation of the number of Escrowed Shares delivered to it and may assume without inquiry that whatever Escrowed Shares are delivered to it are those required by the Merger Agreement and the Selling Shareholder's Agreement. All Escrowed Shares, together with the proceeds from the sale of any Escrowed Shares and any interest accrued from such proceeds shall be payable into and held in escrow pursuant to the terms of this Agreement ("Escrowed Consideration"). As the registered owner of the Escrowed Shares, Dachis may exercise any voting rights that he may have with respect to the Escrowed Shares during the term of this Agreement ("Escrow Term") and all dividends and other distributions (other than in connection with any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares) payable with respect to the Escrowed Shares while such Escrowed Shares are held in escrow during the Escrow Term shall be payable to Dachis.

            (b) Dachis may at any time during the Escrow Term elect to require the Escrow Agent to sell any of the Escrowed Shares and Escrow Agent shall sell such shares on behalf of Dachis in accordance with the prior written instructions of Dachis, provided, that all proceeds from the sale of any such shares (including any interest accrued on such proceeds) shall remain in escrow as part of the Escrowed Consideration and distributed in accordance with Section 1.3.

            (c) Unless otherwise specifically required herein, the Escrow Agent shall invest any cash received from the proceeds of the sale of any Escrowed Shares pursuant to Section 1.1(b) in a [reputable] money market mutual fund registered under the Investment Company Act of 1940 [with a federally insured commercial bank], the principal of which is invested solely in the United States government and agency obligations. For tax reporting purposes, all income earned on the Escrowed Consideration shall be allocable to Dachis. Any and all interest earned by such investments shall be reinvested and distributed in accordance with Section 1.3.

      Section 1.2. Appointment of Escrow Agent. Dachis and the Parent hereby appoints State Street Bank and Trust Company of California, N.A., as the Escrow Agent ("Escrow Agent") and State Street Bank and Trust Company of California, N.A. hereby agrees to perform the duties of the Escrow Agent under this Agreement, on the terms and conditions set forth in this Agreement and in
Schedule 1 to be provided by Escrow Agent and attached hereto.

      Section 1.3. Distribution of the Escrowed Consideration. The Escrow Agent shall hold the Escrowed Consideration in its possession until authorized to make distributions thereof in accordance with Article II of this Agreement. Parent and Dachis agree between themselves that, from time to time, they shall jointly execute and deliver to the Escrow Agent instructions in accordance with Section
5.7 of the Selling Shareholder's Agreement, which shall direct the Escrow Agent regarding the distribution of the Escrowed Consideration. In the absence of either such a jointly executed instruction by the Parent and Dachis or a final resolution of any dispute with respect to the disposition of the Escrowed Consideration described in a certificate delivered to the Escrow Agent as having been made in accordance with Article VI of the Selling Shareholder's Agreement, no Escrowed Consideration shall be distributed by the Escrow Agent. Prior to the settlement or resolution of any dispute known to the Escrow Agent which may arise between Parent and Dachis, the Escrow Agent is authorized and directed to retain in this possession, without liability to anyone, that portion of the Escrowed Consideration which are subject of such dispute.

      Section 1.4. Concerning the Escrow Agent. The Escrow Agent shall be entitled to compensation for its services hereunder as set forth in Section 1.5 below and shall also be reimbursed for all reasonable expenses, disbursements and advances (including reasonable attorneys' fees and expenses) incurred or made by it in performing its duties hereunder. Each of the Parent, on the one hand, and Dachis, on the other hand, shall pay one-half of all such compensation and reimbursements promptly following the request (which request shall not be made more than once during any three-month period commencing with the three-month period beginning on the date hereof) and submission by the Escrow Agent to Parent and Dachis of a reasonably detailed itemized statements of the amounts to be paid and/or reimbursed. To secure the payment of such fees and expenses and of any indemnities payable pursuant to Section 1.8, each of the Parent and Dachis, as to itself or himself, as the case may be, grants to the Escrow Agent a first lien and security interest on that portion of the Escrowed Consideration otherwise distributable to it or him, as appropriate.

      Section 1.5. Fees. Each of Parent, on the one hand, and Dachis on the other hand, agree to pay fifty percent (50%) of the fees to the Escrow Agent set forth in Schedule 1 attached hereto. All fees are to be paid in accordance with
Schedule 1 attached hereto.

      Section 1.6. Resignation. The Escrow Agent, or any successor to it hereafter appointed, may resign at any time by giving ninety (90) days' prior written notice of such resignation to the other parties in accordance with this Agreement specifying the date when such resignation shall take effect, and shall thereupon be discharged from its duties hereunder upon the appointment and acceptance of the successor Escrow Agent as hereinafter provided. Upon such notice, a successor Escrow Agent shall be appointed with the consent of the Parent and Dachis or, if such parties are unable to agree upon a successor Escrow Agent within thirty (30) days after the notice of resignation, the Escrow Agent shall be entitled, at its option, to appoint its own successor, which shall be a national bank or trust company based in the United States, having (or if the Escrow Agent is a subsidiary of a bank holding company, such holding company shall have) assets of at least $500 million. Any successor Escrow Agent appointed hereunder shall deliver to the parties a written instrument accepting such appointment hereunder, and thereupon it shall succeed to all of the rights and duties of the Escrow Agent hereunder and shall be entitled to receive in escrow the Escrowed Consideration from the Escrow Agent. The Escrow Agent shall continue to serve until its successor accepts the escrow and receives the Escrowed Consideration. The Parent and Dachis shall have the right at any time upon the unanimous consent to substitute a new Escrow Agent by giving notice thereof to the Escrow Agent then acting.

      Section 1.7. Duties. The Escrow Agent undertakes to perform only such duties as are specifically set forth herein and may conclusively rely upon and shall be protected in acting or refraining from acting on any written notice, instrument or signature believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties duly authorized to do so. The Escrow Agent shall have no responsibility for the contents of any writing contemplated herein and may rely without liability upon the contents thereof. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized hereby or within the rights or powers conferred upon it hereunder, for any action taken or omitted by it in good faith in accordance with advice of counsel, or any mistake of fact or law or error of judgment or for anything which it may do or refrain from doing in connection herewith, in each case, except for its own misconduct or negligence.

      Section 1.8. Indemnification. Parent shall indemnify the Escrow Agent and hold the Escrow Agent harmless against any and all liabilities incurred by the Escrow Agent as a result of the consequences of the actions of Parent. Dachis shall indemnify the Escrow Agent and hold the Escrow Agent harmless against any and all liabilities incurred by the Escrow Agent as a consequence of the actions of Dachis or as a result of the action of the Company prior to the Closing.

      Section 1.9. Cash Payments; Distribution of Escrowed Consideration. All cash payments hereunder to Parent or to Dachis shall be made by wire transfer of immediately available funds to such banks and for the credit to such accounts as may be specified in writing to the Escrow Agent from time to time by the parties. All distributions of Escrowed Consideration of Parent Common Stock shall be delivered to the party entitled to receive the Escrowed Consideration in person or by overnight express courier at the address of that party set forth in Section 3.5 below, as it may be amended from time to time by written notice to the parties to this Agreement. Prior to making any distribution of Escrowed Consideration, the Escrow Agent may require the intended recipient to furnish an IRS Form W-9 or such other document as the Escrow Agent may require to permit it to report the distribution to the proper taxing authority or authorities.

                                   ARTICLE II.

                        DISBURSEMENTS AND DETERMINATIONS

      Section 2.1. Claims Procedure. (a) In the event that, from time to time, Parent or Acquisition Sub believes that it is an Indemnified Party and has or will suffer any Indemnified Loss for which Dachis has or will have indemnity obligations pursuant to Section V of the Selling Shareholder's Agreement ("Indemnified Event"), and party shall promptly notify Dachis and Escrow Agent in writing of the Indemnified Event, specifying therein the reason why the Indemnified Party believes that Dachis is or will be obligated to indemnify the Indemnified Party, the amount, if liquidated, to be indemnified, and the basis upon which the Indemnified Party has calculated such amount; and if not yet liquidated, the notice shall so state. In the event that the Indemnified Party and Dachis are able to agree on the number of Escrowed Shares to be surrendered to Parent for cancellation and other Escrowed Consideration to be disbursed to Parent pursuant to the terms of Article V of the Selling Shareholder's Agreement as a result of the Indemnified Event, Parent and Dachis shall issue a joint written instruction to the Escrow Agent regarding the distribution of such Escrowed Consideration to the Parent.

            (b) In the event the Parent delivers to the Escrow Agent a certificate (a "Software Claim Notice") (A) stating on its face (i) that a Certificate of Adequate Documentation has not been provided to the Parent and the Surviving Corporation in accordance with Section 3.7 of the Selling Shareholder's Agreement, and (ii) that a copy of such claim has been furnished to the other party to this Agreement and (B) instructing the Escrow Agent to pay Parent or Surviving Corporation the Software Fee of $500,000 payable in accordance with Section 5.7 of the Selling Shareholder's Agreement, then the Escrow Agent shall deliver the amount set forth in such Software Claim Notice to the person named therein, at the address named therein; provided, however, that the Escrow Agent shall not distribute such amount if the Escrow Agent, within five Business Days following the Escrow Agent's receipt of a Software Claim Notice, shall receive from Dachis a certificate to the effect that a Certificate of Adequate Documentation has been properly and timely delivered to the Parent, together with a copy of such Certificate of Adequate Documentation (which shall be in form and substance satisfactory to Parent), in which case the Escrow Agent shall continue to hold all Escrowed Consideration on hand pending a resolution of the dispute pursuant to Section 2.1(c).

            (c) In the event that the Indemnified Party and Dachis are unable to agree, and accordingly do not instruct the Escrow Agent, regarding the number of Escrowed Shares and other Escrowed Consideration to be surrendered by the Escrow Agent to Parent, or the payment of the Software Fee, the matter shall be treated by the parties (other than the Escrow Agent) as a matter subject to the dispute resolution procedures of Article VI of the Selling Shareholder's Agreement and the Escrow Agent shall continue to hold all Escrowed Shares and other Escrowed Consideration subject to dispute pending its receipt of either a joint written instruction from Parent and Dachis or a certificate stating on its face that it is a final Award by the Arbitrator in accordance with Article VI of the Selling Shareholder's Agreement.

      Section 2.2. Escrow Termination Date.

            (a) The escrow provided for herein shall terminate on the later of
(i) the date which is one (1) year from the Effective Time; or (ii) if Escrow Agent has received a notice of an Indemnification Event or a Software Claim Notice, the date on which all Escrowed Consideration has been distributed pursuant to Section 2.2(b)(i). The Parent shall furnish to the Escrow Agent (with a copy to Dachis) a certificate setting forth the Closing Date and the Effective Time.

            (b) On the date which is one (1) year from the Effective Time, the Escrow Agent shall deliver to Dachis all certificates for Escrowed Shares of Parent Common Stock and other Escrowed Consideration held in escrow on that date (subject to any payments to be paid to the Escrow Agent for its fees) to Dachis unless it shall have received from an Indemnified Party prior to that date a notice of an Indemnified Event or a Software Claim Notice, in which case all Escrowed Shares and other Escrowed Consideration then in escrow shall continue to be held in escrow pending Escrow Agent's receipt of either a (i) joint written instruction from Parent and Dachis regarding the distribution of the Escrowed Shares and other Escrowed Consideration; or
(ii) a certificate stating on its face that it is a final Award issued by an Arbitrator pursuant to the provisions of Article VI of the Selling Shareholder's Agreement regarding the distribution of the Escrowed Shares and other Escrowed Consideration.

                                  ARTICLE III.

                               GENERAL PROVISIONS

      Section 3.1. Definitions. Definitions as between the parties other than the Escrow Agent, they agree that capitalized terms used in this Agreement without definition herein shall have the meaning set forth in the Merger Agreement or if not defined therein, in the Selling Shareholder's Agreement.

      Section 3.2. Amendment and Modification. To the extent permitted by applicable law, this Agreement may be amended, modified or supplemented only by a written agreement among Dachis, Parent and Escrow Agent.

      Section 3.3. Waiver. Any failure of Dachis or Parent to comply with any obligation, covenant, agreement or condition herein may be waived by Parent or Dachis, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 3.3.

      Section 3.4. Survival. The respective covenants and agreements of the parties contained herein or in any certificates or other documents delivered prior to or at the Closing shall survive the execution and delivery of the Merger.

      Section 3.5. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next business day when sent by overnight courier or on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice).

            (a)   If to Acquisition Sub or Parent, to:

                  Viad Corp
                  1850 North Central Avenue
                  Phoenix, AZ 85077
                  Attn:  Peter Novak, Esq.
                  Telephone:  (602) 207-5913
                  Facsimile:  (602) 207-5480
                  with copies to:

                  Travelers Express Company, Inc.
                  1550 Utica Avenue South, Mail Stop 8060
                  Minneapolis, MN 55416
                  Attn:  Michael Berry
                  Telephone:  (612) 591-3820
                  Facsimile:  (612) 591-3870

                  and to:

                  Bryan Cave LLP
                  2800 North Central Avenue
                  Phoenix, AZ 85253
                  Attn:  Frank M. Placenti, Esq.
                  Telephone:  (602) 280-8451
                  Facsimile:  (602) 266-5938

            (b)   If to Dachis, to:

                  Game Financial Corporation
                  P.O. Box 26000
                  Minneapolis, MN 55426
                  Attn:  Gary A. Dachis
                  Telephone:  (612) 404-6580
                  Facsimile:  (612) 476-8051

                  with a copy to:

                  Ravich, Meyer, Wilson, Kirkman,
                   McGrath & Nauman, PA
                  4595 IDS Center
                  Minneapolis, MN 55402
                  Attn:  Paul H. Ravich, Esq.
                  Telephone:  (612) 332-8511
                  Facsimile:  (612) 332-8302

                  and to:

                  Fredrikson & Byron, P.A.
                  1100 International Centre
                  900 Second Avenue South
                  Minneapolis, MN 55402-3397
                  Attn:  Howard G. Stacker, Esq.
                  Telephone:  (612) 347-7000
                  Facsimile:  (612) 347-7077

            (c)   If to the Escrow Agent, to:

                  State Street Bank and Trust Company of California, N.A. 725 South Figueroa Street, Suite 3100
                  Los Angeles, California 90017
                  Attn: Janice Mer
                  Telephone: (213) 362-7338
                  Facsimile: (213) 362-7357

                  with a copy to:

                  Shipman & Goodwin LLP
                  One American Row
                  Hartford, Connecticut  06103-2819
                  Attn:  Daniel P. Brown, Jr.
                  Telephone:  (860) 251-5919
                  Facsimile:  (860) 251-5999

      Notwithstanding the foregoing, notices addressed to the Escrow Agent shall be effective only upon receipt.

      Section 3.6. Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto prior to the Effective Time without the prior written consent of the other party hereto, except that Parent may assign to any other direct subsidiary of Parent, including Travelers Express Company, Inc., and the Surviving Corporation any and all rights, interests and obligations of Parent under this Agreement.

      Section 3.7. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

      Section 3.8. Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the internal laws of, the State of Minnesota.

      Section 3.9. Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including' are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

      Section 3.10. Entire Agreement. This Agreement is between the parties other than the Escrow Agent the documents or instruments referred to herein or entered simultaneously herewith including, but not limited to, the Merger Agreement, the Employment Agreements between Dachis and the Company, the Selling Shareholder's Agreement, the Irrevocable Proxy Agreement and the Stock Option Agreement and their respective Exhibits and Schedules embody the entire agreement and understanding of the parties hereto other than the Escrow Agent in respect of the subject matter thereof. The Escrow Agent's duties are governed solely by this Agreement. There are no restrictions, promised, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

      Section 3.11. Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction.

      Section 3.12. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties further agree that each party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

      Section 3.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

      Section 3.14. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, together with the Surviving Corporation (which is hereby declared to be a third party beneficiary hereof), and nothing in this Agreement or on any instrument or document executed by any party in connection with the transactions contemplated hereby, express or implied, is intended to confer upon any other person (other than the Surviving Corporation) any rights or remedies of any nature whatsoever under this Agreement.

            IN WITNESS WHEREOF, Parent, Dachis and Escrow Agent have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                    VIAD CORP
                                    A Delaware Corporation



                                    By:____________________________________
                                       Name:
                                       Title:



                                    _______________________________________
                                    Gary A. Dachis



                                    STATE STREET BANK AND TRUST COMPANY OF
                                    CALIFORNIA, N.A.


                                    By:____________________________________
                                         Name:
                                         Title:

ACKNOWLEDGED AND ACCEPTED:

GAME FINANCIAL CORPORATION


By:_______________________________
     Name:
     Title:

                                   SCHEDULE 1
                             SCHEDULE OF ESCROW FEES



            Acceptance Fee:                     Waived

            Administration Fee:                 $2,500.00 per year, or [pro rata
                                                portion for any part year]

            Investment Transaction Charges:     $   65.00

            Wire Transfer Fee:                  $   20.00

            Out-of-Pocket Expense:              At Cost

            Legal Fees (Shipman & Goodwin):     At Cost


                                       11